UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2012
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)
Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(804) 649-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Media General, Inc. was held on April 26, 2012, for the purposes enumerated below.

1)   The following votes were cast in reference to electing members to the board of directors.

Class A Directors	Class A Shares Voted “FOR”	Class A Shares Voted “WITHHELD”	Class A Shares Broker Non-Votes
Scott D. Anthony	11,557,674	2,830,889	0
Dennis J. FitzSimons	13,727,703	660,860	0
Carl S. Thigpen	13,698,645	689,918	0

Class B Directors	Class B Shares Voted “FOR”	Class B Shares Voted “WITHHELD”	Class B Shares Broker Non-Votes
J. Stewart Bryan III	530,932	380	0
Diana F. Cantor	530,932	380	0
Marshall N. Morton	530,932	380	0
Thompson L. Rankin	530,932	380	0
Rodney A. Smolla	530,932	380	0
Coleman Wortham III	530,932	380	0

2)	Class B Stockholders voted in favor of ratifying Deloitte & Touche LLP as the Company’s independent registered public accounting firm as of and for the fiscal year ending December 30, 2012. 530,932 shares were voted in favor; 380 shares were voted against; no shares abstained.

3)
Class B Stockholders voted in favor of a resolution approving the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, included in the Compensation Discussion and Analysis, the compensation tables and narrative discussion.  529,998 shares voted in favor; 380 shares voted against; 934 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date April 30, 2012
	By:	/s/ James F. Woodward
James F. Woodward
Vice President - Finance
and Chief Financial Officer